Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Attains Second Investment Grade Rating; Reduces Coal Generation to Below 30%; Reaffirms Full Year 2020 Guidance and Growth Rates Through 2022

Strategic Accomplishments
•Attained a second investment grade rating from S&P in November 2020
•Retiring 1.2 GW of coal in the US and Chile, bringing coal generation to 29% of total generation on a proforma basis
•Signed or awarded 556 MW of new renewables and energy storage, including 410 MW of Green Blend and Extend, for a total of 2.1 GW in year-to-date 2020
•Total backlog of renewables awarded, under signed PPAs or under construction of 6.8 GW
•Fluence maintained its global lead in the energy storage market by signing 690 MW in year-to-date 2020, bringing its total delivered or awarded to 2.4 GW
•Signed an agreement to sell a 35% interest in the Southland repowering for $424 million, bringing year-to-date asset sale proceeds to $650 million

Q3 2020 Financial Highlights
•Diluted EPS of ($0.50), compared to $0.32 in Q3 2019, primarily reflecting expenses associated with dispositions and impairments
•Adjusted EPS1 of $0.42, compared to $0.48 in Q3 2019

Financial Position and Outlook
•Reaffirming 2020 Adjusted EPS1 guidance range of $1.32 to $1.42 and now expecting to be at the top end of this range
•Reaffirming 7% to 9% average annual growth target through 2022
•Remain committed to growing dividend by 4% to 6% annually, subject to Board approval

ARLINGTON, Va., November 6, 2020 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended September 30, 2020.

"I am pleased to announce that we have already achieved two of our top three priorities for 2020 by attaining a second investment grade rating and reducing our coal generation to 29%. With our year-to-date performance, we are on track to accomplish our third priority of delivering our guidance," said Andrés Gluski, AES President and Chief Executive Officer. "By leveraging our Green Blend and Extend strategy and our development pipeline, we added 556 MW of renewables, bringing our year-to-date total to 2.1 GW and our backlog to 6.8 GW. At the same time, Fluence continues to maintain its global leadership position in the energy storage market, with 2.4 GW delivered or awarded and its recent acquisition of AMS, the leading provider of AI-enabled bidding software for utility-scale storage and generation assets."

"We are very excited by the recent upgrade to investment grade from S&P, which again highlights the material transformation of our portfolio and balance sheet over the last several years," said Gustavo Pimenta, AES Executive Vice President and Chief Financial Officer. "Furthermore, the 35% sell-down of the Southland repowering demonstrates the significant intrinsic value of our assets. This year, we have announced asset sale proceeds of $650 million, above our $550 million target. We will recycle this capital by investing in renewables and innovative solutions to further transform our portfolio and deliver superior returns to our shareholders."

Key Q3 2020 Financial Results

Third quarter 2020 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was ($0.50), a decrease of $0.82 compared to third quarter 2019, primarily reflecting higher impairments and losses on sales in 2020 of $1.13, as well as lower contributions from the Mexico, Central America and the Caribbean (MCAC) Strategic Business Unit (SBU). These impacts were partially offset by a lower income tax expense and higher margins from the South America SBU, largely due to net gains from early contract terminations at Angamos.

Third quarter 2020 Adjusted Earnings Per Share1 (Adjusted EPS, a non-GAAP financial measure) was $0.42, a decrease of $0.06 compared to third quarter 2019, primarily reflecting cumulative outage-related insurance recovery of $0.05 collected in the third quarter of 2019 at the MCAC SBU.

Detailed Strategic Overview

AES is leading the industry's transition to clean energy by investing in sustainable growth and innovative solutions. The Company is taking advantage of favorable trends in clean power generation, transmission and distribution, and LNG infrastructure to deliver superior results.

Sustainable Growth: Through its presence in key growth markets, AES is well-positioned to benefit from the global transition toward a more sustainable power generation mix.
•In year-to-date 2020, the Company completed construction of 1,754 MW of new projects, including:
◦1,299 MW Southland Repowering project in Southern California;
◦100 MW Vientos Bonaerenses wind facility in Argentina;
◦100 MW Vientos Neuquinos wind facility in Argentina;
◦80 MW Andes 2a solar facility in Chile;
◦75 MW Pleinmont 1 solar facility in Virginia;
◦57 MW of solar and solar plus storage in the US at AES Distributed Energy;
◦28 MW Na Pua Makani wind facility in Hawaii;
◦10 MW Alfalfal Virtual Reservoir energy storage facility in Chile; and
◦5 MW Opico solar facility in El Salvador.
•In year-to-date 2020, the Company was awarded or signed 2,093 MW of renewables and energy storage under long-term Power Purchase Agreements (PPA):
◦1,173 MW of wind and solar at AES Gener in Chile and Colombia;
◦542 MW of energy storage, solar and solar plus storage in the US;
◦187 MW of wind at AES Tiete in Brazil;
◦109 MW of wind in Mexico; and
◦82 MW of wind and solar in Panama and the Dominican Republic.
•The Company's backlog of 6,806 MW of renewables now includes:
◦2,168 MW under construction and expected on-line through 2022; and
◦4,638 MW signed under long-term PPAs or awarded.
•The Company has reduced its coal-fired generation to 29% of total generation volume (proforma for asset sales and retirements announced in 2020) and is on track to further reduce its coal-fired generation to less than 10% by year-end 2030.

◦In November 2020, the Company announced the retirement of 1,158 MW of coal-fired generation, which will decrease the Company's generation from coal by 5 percentage points, to approximately 29% of its total generation.
▪630 MW Petersburg Units 1 and 2 in Indiana (expected to be retired in 2021 and 2023);
▪322 MW Ventanas Units 1 and 2 in Chile (expected to be retired in 2022 and 2024); and
▪206 MW AES Hawaii (expected to be retired in 2022).

Innovative Solutions: The Company is developing and deploying innovative solutions such as battery-based energy storage, digital customer interfaces and energy management.
•Fluence, the Company's joint venture with Siemens, is the global leader in the fast-growing energy storage market, which is expected to increase by 15 to 20 GW annually.
◦In year-to-date 2020, Fluence signed 690 MW of new contracts, bringing its total delivered or awarded to 2.4 GW.

Superior Results: By investing in sustainable growth and offering innovative solutions to customers, the Company is transforming its business mix to deliver superior results.
•The Company has a resilient and diversified portfolio of electric generation and utilities with credit-worthy offtakers and an average contract life of 14 years.

Guidance and Expectations1

The Company is reaffirming its 2020 Adjusted EPS1 guidance of $1.32 to $1.42 and expects to be in the top end of this range. The Company is also reaffirming its 7% to 9% average annual growth rate target through 2022, from a base year of 2018.

1    Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended September 30, 2020. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Friday, November 6, 2020 at 9:00 a.m. Eastern Standard Time (EST). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 2751417. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Upcoming events.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding the COVID-19 pandemic, accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2019 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2019 Annual Report on Form 10-K filed February 27, 2020 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

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THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions, except per share amounts)
Revenue:
Regulated	$680	$799	$2,016	$2,308
Non-Regulated	1,865	1,826	5,084	5,450
Total revenue	2,545	2,625	7,100	7,758
Cost of Sales:
Regulated	(548)	(633)	(1,675)	(1,873)
Non-Regulated	(1,241)	(1,291)	(3,638)	(4,096)
Total cost of sales	(1,789)	(1,924)	(5,313)	(5,969)
Operating margin	756	701	1,787	1,789
General and administrative expenses	(41)	(41)	(119)	(136)
Interest expense	(290)	(250)	(741)	(788)
Interest income	64	81	198	242
Loss on extinguishment of debt	(54)	(65)	(95)	(126)
Other expense	(20)	(9)	(27)	(35)
Other income	6	78	60	126
Gain (loss) on disposal and sale of business interests	(90)	16	(117)	9
Asset impairment expense	(849)	—	(855)	(116)
Foreign currency transaction gains (losses)	2	(87)	20	(69)
Other non-operating expense	—	—	(202)	—
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(516)	424	(91)	896
Income tax benefit (expense)	147	(130)	(55)	(302)
Net equity in earnings (losses) of affiliates	(112)	4	(106)	3
INCOME (LOSS) FROM CONTINUING OPERATIONS	(481)	298	(252)	597
Gain from disposal of discontinued businesses	—	—	3	1
NET INCOME (LOSS)	(481)	298	(249)	598
Less: Net loss (income) attributable to noncontrolling interests and redeemable stock of subsidiaries	148	(88)	(23)	(217)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(333)	$210	$(272)	$381
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income (loss) from continuing operations, net of tax	$(333)	$210	$(275)	$380
Income from discontinued operations, net of tax	—	—	3	1
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(333)	$210	$(272)	$381
BASIC EARNINGS PER SHARE:
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.50)	$0.32	$(0.41)	$0.57
DILUTED EARNINGS PER SHARE:
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.50)	$0.32	$(0.41)	$0.57
DILUTED SHARES OUTSTANDING	665	667	665	667

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
REVENUE
US and Utilities SBU	$1,061	$1,130	$2,945	$3,125
South America SBU	850	828	2,273	2,438
MCAC SBU	442	470	1,255	1,398
Eurasia SBU	195	197	634	801
Corporate and Other	49	14	191	39
Eliminations	(52)	(14)	(198)	(43)
Total Revenue	$2,545	$2,625	$7,100	$7,758

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2020	December 31, 2019
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,505	$1,029
Restricted cash	374	336
Short-term investments	384	400
Accounts receivable, net of allowance for doubtful accounts of $13 and $20, respectively	1,404	1,479
Inventory	474	487
Prepaid expenses	100	80
Other current assets, net of allowance of $2 and $0, respectively	747	802
Current held-for-sale assets	897	618
Total current assets	5,885	5,231
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	416	447
Electric generation, distribution assets and other	25,872	25,383
Accumulated depreciation	(8,135)	(8,505)
Construction in progress	4,134	5,249
Property, plant and equipment, net	22,287	22,574
Other Assets:
Investments in and advances to affiliates	787	966
Debt service reserves and other deposits	502	207
Goodwill	1,059	1,059
Other intangible assets, net of accumulated amortization of $316 and $307, respectively	614	469
Deferred income taxes	336	156
Loan receivable, net of allowance of $31 and $0, respectively	1,260	1,351
Other noncurrent assets, net of allowance of $23 and $0, respectively	1,537	1,635
Total other assets	6,095	5,843
TOTAL ASSETS	$34,267	$33,648
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,103	$1,311
Accrued interest	264	201
Accrued non-income taxes	242	253
Deferred income	611	34
Accrued and other liabilities	1,197	987
Non-recourse debt, including $420 and $337, respectively, related to variable interest entities	1,841	1,868
Current held-for-sale liabilities	519	442
Total current liabilities	5,777	5,096
NONCURRENT LIABILITIES
Recourse debt	3,969	3,391
Non-recourse debt, including $5,817 and $3,872, respectively, related to variable interest entities	15,536	14,914
Deferred income taxes	926	1,213
Other noncurrent liabilities	3,119	2,917
Total noncurrent liabilities	23,550	22,435
Commitments and Contingencies
Redeemable stock of subsidiaries	867	888
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 818,159,674 issued and 665,131,148 outstanding at September 30, 2020 and 817,843,916 issued and 663,952,656 outstanding at December 31, 2019)	8	8
Additional paid-in capital	7,480	7,776
Accumulated deficit	(998)	(692)
Accumulated other comprehensive loss	(2,628)	(2,229)
Treasury stock, at cost (153,028,526 and 153,891,260 shares at September 30, 2020 and December 31, 2019, respectively)	(1,858)	(1,867)
Total AES Corporation stockholders’ equity	2,004	2,996
NONCONTROLLING INTERESTS	2,069	2,233
Total equity	4,073	5,229
TOTAL LIABILITIES AND EQUITY	$34,267	$33,648

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions)		(in millions)
OPERATING ACTIVITIES:
Net income (loss)	$(481)	$298	$(249)	$598
Adjustments to net income (loss):
Depreciation and amortization	264	262	803	774
Loss (gain) on disposal and sale of business interests	90	(16)	117	(9)
Impairment expense	849	—	1,057	116
Deferred income taxes	(396)	(11)	(342)	4
Loss on extinguishment of debt	54	65	95	126
Loss (gain) on sale and disposal of assets	3	5	(37)	21
Other	225	135	250	278
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(10)	17	(40)	27
(Increase) decrease in inventory	31	(28)	(15)	(3)
(Increase) decrease in prepaid expenses and other current assets	—	(43)	33	(17)
(Increase) decrease in other assets	(177)	(10)	(252)	1
Increase (decrease) in accounts payable and other current liabilities	(17)	17	(98)	(12)
Increase (decrease) in income tax payables, net and other tax payables	129	51	62	(124)
Increase (decrease) in deferred income	606	25	606	25
Increase (decrease) in other liabilities	97	(6)	97	(30)
Net cash provided by operating activities	1,267	761	2,087	1,775
INVESTING ACTIVITIES:
Capital expenditures	(413)	(558)	(1,375)	(1,628)
Acquisitions of business interests, net of cash and restricted cash acquired	(10)	(56)	(94)	(56)
Proceeds from the sale of business interests, net of cash and restricted cash sold	(3)	(3)	41	226
Proceeds from the sale of assets	—	6	17	23
Sale of short-term investments	98	194	439	524
Purchase of short-term investments	(83)	(148)	(546)	(572)
Contributions and loans to equity affiliates	(108)	(85)	(286)	(258)
Other investing	24	52	(52)	30
Net cash used in investing activities	(495)	(598)	(1,856)	(1,711)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	781	572	2,099	1,469
Repayments under the revolving credit facilities	(557)	(443)	(1,515)	(1,041)
Issuance of recourse debt	22	—	1,619	—
Repayments of recourse debt	—	(446)	(1,596)	(449)
Issuance of non-recourse debt	2,316	999	4,229	3,580
Repayments of non-recourse debt	(2,688)	(697)	(3,451)	(2,978)
Payments for financing fees	(33)	(32)	(79)	(69)
Distributions to noncontrolling interests	(95)	(109)	(194)	(255)
Acquisitions of noncontrolling interests	(240)	—	(240)	—
Contributions from noncontrolling interests and redeemable security holders	—	(1)	—	15
Issuance of preferred shares in subsidiaries	113	—	113	—
Dividends paid on AES common stock	(96)	(91)	(286)	(272)
Payments for financed capital expenditures	(20)	(16)	(59)	(126)
Other financing	(4)	23	17	(7)
Net cash provided by (used in) financing activities	(501)	(241)	657	(133)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4	(26)	(33)	(28)
Increase in cash, cash equivalents and restricted cash of held-for-sale businesses	(1)	(8)	(46)	(65)
Total increase (decrease) in cash, cash equivalents and restricted cash	274	(112)	809	(162)
Cash, cash equivalents and restricted cash, beginning	2,107	1,953	1,572	2,003
Cash, cash equivalents and restricted cash, ending	$2,381	$1,841	$2,381	$1,841
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$160	$203	$618	$681
Cash payments for income taxes, net of refunds	82	60	258	296
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Refinancing of Non-recourse debt at Mong Duong	—	1,081	—	1,081
Non-cash contributions to equity affiliates	—	62	—	62
Partial reinvestment of consideration from the sPower transaction	—	—	—	58

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation; and (g) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation; (g) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (h) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose of or acquire business interests, retire debt or implement restructuring activities, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019			Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$(333)	$(0.50)		$210	$0.32		$(275)	$(0.41)		$380	$0.57
Add: Income tax expense (benefit) from continuing operations attributable to AES	(98)			94			38			215
Pre-tax contribution	$(431)			$304			$(237)			$595
Adjustments
Unrealized derivative and equity securities losses	$26	$0.04	(2)	$69	$0.10	(3)	$24	$0.04	(2)	$78	$0.12	(3)
Unrealized foreign currency losses (gains)	(4)	—		31	0.05	(4)	(7)	(0.01)		49	0.06	(4)
Disposition/acquisition losses (gains)	100	0.15	(5)	(17)	(0.03)	(6)	130	0.20	(7)	(3)	—
Impairment expense	657	0.98	(8)	1	—		878	1.31	(9)	124	0.19	(10)
Loss on extinguishment of debt	55	0.08	(11)	38	0.06	(12)	103	0.15	(13)	95	0.14	(14)
Net gains from early contract terminations at Angamos	(72)	(0.11)	(15)	—	—		(72)	(0.11)	(15)	—	—
U.S. Tax Law Reform Impact		—			—			0.02	(16)		0.01
Less: Net income tax benefit		(0.22)	(17)		(0.02)			(0.23)	(17)		(0.07)	(18)
Adjusted PTC and Adjusted EPS	$331	$0.42		$426	$0.48		$819	$0.96		$938	$1.02
_____________________________

(1)NCI is defined as Noncontrolling Interests.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
(2)Amounts primarily relate to unrealized derivative losses at Southland of $20 million, or $0.03 per share, for the three months ended September 30, 2020, and unrealized derivative losses in Argentina mainly associated with foreign currency derivatives on government receivables of $18 million, or $0.03 per share, for the nine months ended September 30, 2020.
(3)Amounts primarily relate to unrealized derivative losses in Argentina of $71 million, or $0.11 per share, and $77 million, or $0.12 per share, for the three and nine months ended September 30, 2019, respectively, mainly associated with foreign currency derivatives on government receivables.
(4)Amounts primarily relate to unrealized FX losses in Argentina of $11 million, or $0.02 per share, and $23 million, or $0.03 per share, for the three and nine months ended September 30, 2019, respectively, mainly associated with the devaluation of long-term receivables denominated in Argentine pesos; and unrealized FX losses at the Parent Company of $18 million, or $0.03 per share, and $22 million, or $0.03 per share, for the three and nine months ended September 30, 2019, respectively, mainly associated with intercompany receivables denominated in Euro.
(5)Amount primarily relates to loss on sale of Uruguaiana of $85 million, or $0.13 per share, and advisor fees associated with the successful acquisition of additional ownership interest in Tietê of $9 million, or $0.01 per share.
(6)Amount primarily relates to gain on sale of ownership interest in Simple Energy as part of the Uplight merger of $13 million, or $0.02 per share, and realized derivative gains associated with the sale of Kilroot and Ballylumford of $7 million, or $0.01 per share.
(7)Amount primarily relates to loss on sale of Uruguaiana of $85 million, or $0.13 per share, loss on sale of the Kazakhstan HPPs of $30 million, or $0.05 per share, as result of the final arbitration decision, and advisor fees associated with the successful acquisition of additional ownership interest in Tietê of $9 million, or $0.01 per share.
(8)Amount primarily relates to asset impairments at Gener of $523 million, or $0.78 per share, at our Guacolda equity affiliate impacting equity earnings by $81 million, or $0.12 per share, at Hawaii of $38 million, or $0.06 per share, and at Panama of $15 million, or $0.02 per share.
(9)Amount primarily relates to asset impairments at Gener of $527 million, or $0.79 per share, other-than-temporary impairment of OPGC of $201 million, or $0.30 per share, impairment at our Guacolda equity affiliate impacting equity earnings by $81 million, or $0.12 per share, impairment at Hawaii of $38 million, or $0.06 per share, impairment at Panama of $15 million, or $0.02 per share, and impairments at our sPower equity affiliate, impacting equity earnings by $16 million, or $0.02 per share.
(10)Amount primarily relates to asset impairments at Kilroot and Ballylumford of $115 million, or $0.17 per share.
(11)Amount primarily relates to losses on early retirement of debt at DPL of $32 million, or $0.05 per share, Panama of $11 million, or $0.02 per share, and Angamos of $10 million, or $0.01 per share.
(12)Amount primarily relates to losses on early retirement of debt at Mong Duong of $16 million, or $0.02 per share, and Colon of $14 million, or $0.02 per share.
(13)Amount primarily relates to losses on early retirement of debt at the Parent Company of $37 million, or $0.06 per share, DPL of $32 million, or $0.05 per share, Panama of $11 million, or $0.02 per share, and Angamos of $10 million, or $0.02 per share.
(14)Amount primarily relates to losses on early retirement of debt at DPL of $45 million, or $0.07 per share, Mong Duong of $16 million, or $0.02 per share, and Colon of $14 million, or $0.02 per share.
(15)Amounts primarily relate to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $72 million, or $0.11 per share.
(16)Amount represents adjustment to tax law reform remeasurement due to incremental deferred taxes related to DPL of $16 million, or $0.02 per share.
(17)Amounts primarily relate to income tax benefits associated with the impairments at Gener and Guacolda of $147 million, or $0.22 per share.
(18)Amount primarily relates to income tax benefits associated with the impairments at Kilroot and Ballylumford of $17 million, or $0.03 per share, and income tax benefits associated with losses on early retirement of debt at DPL, Mong Duong and Colon of $24 million, or $0.04 per share